SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
June 28, 2011 (June 22, 2011)

 DYNEGY INC.
DYNEGY HOLDINGS INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-33443	20-5653152
Delaware	000-29311	94-3248415
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Louisiana, Suite 5800, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 507-6400
(Registrant’s telephone number, including area code)
N.A.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Directors.

Appointment of President and Chief Executive Officer and Chairman of the Board

On June 22, 2011, Dynegy Inc. (“Dynegy”) announced that Dynegy’s Board of Directors (the “Board”) appointed Robert C. Flexon, currently a Dynegy independent director, as President and Chief Executive Officer, effective July 11, 2011.  Mr. Flexon will replace E. Hunter Harrison, who has served as interim President and Chief Executive Officer since April 2011.  Mr. Harrison will resume his role as an independent director and will serve as a non-executive Chairman of the Board.  In addition to his role as President and Chief Executive Officer, Mr. Flexon will continue to serve on the Board.

Mr. Flexon, 52, has served as the Chief Financial Officer of UGI Corporation, a distributor and marketer of energy products and related services, since February 2011. He was the Chief Executive Officer of Foster Wheeler AG from June 2010 until October 2010 and the President and Chief Executive Officer of Foster Wheeler USA from November 2009 until May 2010. Prior to joining Foster Wheeler, Mr. Flexon was Executive Vice President and Chief Financial Officer of NRG Energy, Inc. from February 2009 until November 2009.  He previously served as Executive Vice President and Chief Operating Officer of NRG Energy from March 2008 until February 2009 and as its Executive Vice President and Chief Financial Officer from 2004 to 2008. Prior to joining NRG Energy, Mr. Flexon held various key executive positions with Hercules, Inc. and Atlantic Richfield Company.

Mr. Flexon was not appointed pursuant to any arrangement or understanding between himself and any other person. There are no relationships between Mr. Flexon and Dynegy that would require disclosure pursuant to Item 404(a) of Regulation S-K.

In connection with Mr. Flexon’s employment, Mr. Flexon and Dynegy entered into an employment agreement regarding the terms and conditions of his employment.  The term of his employment will commence on July 11, 2011 and end on December 31, 2014, with automatic one-year renewals commencing on December 31, 2014, unless either party gives notice of nonrenewal at least 90 days prior to any such renewal date.  He will receive a base salary of $875,000 annually and a sign-on bonus consisting of a lump sum cash payment of $750,000 and shares of Dynegy’s common stock with an aggregate fair market value of $250,000.  He will participate in Dynegy’s short-term incentive plan at levels described in his employment agreement.  He will receive long-term incentives in the form of stock option grants (or the equivalent in the form of stock appreciation rights) including: 500,000 shares with an exercise price equal to fair market value on the option grant date; 625,000 shares at an exercise price of $6.50 per share; 750,000 shares at an exercise price of $8.00 per share; and 1,000,000 shares at an exercise price of $10.00 per share; provided that in no event will the exercise price be less than the fair market value of Dynegy’s common stock on the grant date.  The options (or stock appreciation rights) will vest in equal installments on each of the first four anniversaries of the commencement date, as defined in the agreement.  Mr. Flexon is eligible to participate in Dynegy’s other employee benefit plans and programs including the Dynegy Inc. Executive Severance Pay Plan (the “Severance Plan”) and the Dynegy Inc. Executive Change in Control Severance Pay Plan (the “Change in Control Plan”).  The agreement provides that Dynegy will pay certain specified moving and relocation expenses in connection with relocating his principal residence to Houston, Texas.

Appointment of Executive Vice President and Chief Operating Officer

On June 23, 2011, Dynegy announced that Kevin T. Howell has been named Executive Vice President and Chief Operating Officer effective July 5, 2011.  In this capacity, Mr. Howell will be responsible for managing Dynegy’s 11,600 megawatt fleet, which currently consists of power generation assets in the Midwest, West and Northeast.  He will report to Mr. Flexon and serve on the executive management team.

Mr. Howell, 53, retired in August 2010 from NRG Energy, where he had served as President of NRG Texas and Reliant Energy since August 2008.  Prior to that, he was NRG Energy’s Executive Vice President and Chief Administrative Officer from January 2008 to August 2008 and Executive Vice President, Commercial Operations from August 2005 to January 2008.  Before joining NRG Energy in August of 2005, Mr. Howell served in a variety of operating and commercial positions with several domestic and international energy companies.

Mr. Howell was not appointed pursuant to any arrangement or understanding between himself and any other person.  There are no relationships between Mr. Howell and Dynegy that would require disclosure pursuant to Item 404(a) of Regulation S-K.

In connection with Mr. Howell’s employment, Mr. Howell and Dynegy entered into an employment agreement regarding the terms and conditions of his employment.  The term of his employment will commence on July 5, 2011 and end on December 31, 2014, with automatic one-year renewals commencing on December 31, 2014, unless either party gives notice of nonrenewal at least 90 days prior to any such renewal date.  He will receive a base salary of $525,000 annually and a sign-on bonus consisting of a lump sum cash payment of $225,000 and shares of Dynegy’s common stock with an aggregate fair market value of $75,000.  He will participate in Dynegy’s short-term incentive plan at levels described in his employment agreement.  He will receive long-term incentives in the form of stock option grants including: 60,000 shares with an exercise price equal to fair market value on the option grant date; 75,000 shares at an exercise price of $6.50 per share; 90,000 shares at an exercise price of $8.00 per share; and 120,000 shares at an exercise price of $10.00 per share; provided that in no event will the exercise price be less than the fair market value of Dynegy’s common stock on the grant date.  The options will vest in equal installments on each of the first four anniversaries of the commencement date, as defined in the agreement.  Mr. Howell is eligible to participate in Dynegy’s other employee benefit plans and programs including the Severance Plan and Change in Control Plan.

Appointment of Executive Vice President and Chief Financial Officer

Also on June 23, 2011, Dynegy announced that Clint C. Freeland has been named Executive Vice President and Chief Financial Officer effective July 5, 2011.  In this capacity, Mr. Freeland will be responsible for Dynegy’s financial affairs, including finance and accounting, treasury, tax and banking and credit agency relationships. He will report to Mr. Flexon and serve on the executive management team.

Mr. Freeland, 42, has served as NRG Energy’s Senior Vice President, Strategy & Financial Structure since February 2009, where he focused on financial structuring alternatives.  He was NRG Energy's Senior Vice President and Chief Financial Officer from February 2008 to February 2009 and its Vice President and Treasurer from April 2006 to February 2008.  Prior to joining NRG Energy, Mr. Freeland held various key financial roles within the energy sector.

Mr. Freeland was not appointed pursuant to any arrangement or understanding between himself and any other person.  There are no relationships between Mr. Freeland and Dynegy that would require disclosure pursuant to Item 404(a) of Regulation S-K.

In connection with Mr. Freeland’s employment, Mr. Freeland and Dynegy entered into an employment agreement regarding the terms and conditions of his employment.  The term of his employment will commence on July 5, 2011 and end on December 31, 2014, with automatic one-year renewals commencing on December 31, 2014, unless either party gives notice of nonrenewal at least 90 days prior to any such renewal date.  He will receive a base salary of $450,000 annually and a sign-on bonus consisting of a lump sum cash payment of $150,000 and shares of Dynegy’s common stock with an aggregate fair market value of $50,000.  He will participate in Dynegy’s short-term incentive plan at levels described in his employment agreement.  He will receive long-term incentives in the form of stock option grants including: 50,000 shares with an exercise price equal to fair market value on the option grant date; 62,500 shares at with an exercise price equal to exercise price of $6.50 per share; 75,000 shares at an exercise price of $8.00 per share; and 100,000 shares at an exercise price of $10.00 per share; provided that in no event will the exercise price be less than the fair market value of Dynegy’s common stock on the grant date.  The options will vest in equal installments on each of the first four anniversaries of the commencement date, as defined in the agreement.  Mr. Freeland is eligible to participate in Dynegy’s other employee benefit plans and programs including the Severance Pay Plan and the Change in Control Plan.  The agreement provides that Dynegy will pay certain specified moving and relocation expenses in connection with relocating his principal residence to Houston, Texas.

Agreement with Executive Vice President, Operations

On June 28, 2011, Dynegy entered into a transition services agreement with Lynn A. Lednicky, Executive Vice President, Operations.  Pursuant to the terms of the agreement Mr. Lednicky has the ability to receive certain retention bonus payments if he continues to provide services to Dynegy through the earlier of (i) December 30, 2011, or (ii) the date he experiences an involuntary termination or termination due to death or disability (as such terms are defined in the Severance Plan or the Change in Control Plan, as applicable).  Mr. Lednicky is eligible to receive up to $300,000 in connection with meeting certain objectives associated with Dynegy's restructuring efforts.  Mr. Lednicky will continue to receive all other Dynegy benefits including, but not limited to, continued participation in Dynegy’s short-term incentive plan.  Mr. Lednicky’s employment will end effective December 30, 2011, and as a result, he will receive benefits as provided for an involuntary termination under the Severance Plan.

Item 7.01	Regulation FD Disclosure

On June 22, 2011, Dynegy issued a press release announcing the appointment of a new President and Chief Executive Officer.  On June 23, 2011, Dynegy issued a press release announcing appointments of a new Chief Operating Officer and Chief Financial Officer.  A copy of the press releases are being furnished pursuant to Regulation FD as Exhibit 99.1 and 99.2, respectively, to this Current Report on Form 8-K.

Pursuant to General Instruction B.2 of Form 8-K and Securities and Exchange Commission Release No. 33-8176, the information contained in the press releases furnished as exhibits hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.  In addition, the press releases contain statements intended as “forward-looking statements” which are subject to the cautionary statements about forward-looking statements set forth in such press release.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Document
99.1	Press release dated June 22, 2011, announcing the appointment of the new President and Chief Executive Officer.
99.2	Press release dated June 23, 2011, announcing the appointments of a new Chief Financial Officer and Chief Operating Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEGY INC.
(Registrant)

Dated: June 28, 2011	By:	/s/ KENT R. STEPHENSON
	Name:	Kent R. Stephenson
	Title:	Executive Vice President & General Counsel

DYNEGY HOLDINGS INC.
(Registrant)

Dated: June 28, 2011	By:	/s/ KENT R. STEPHENSON
	Name:	Kent R. Stephenson
	Title:	Executive Vice President & General Counsel

EXHIBIT INDEX

Exhibit No.	Document
99.1	Press release dated June 22, 2011, announcing the appointment of the new President and Chief Executive Officer.
99.2	Press release dated June 23, 2011, announcing the appointments of a new Chief Financial Officer and Chief Operating Officer.